Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148273, 333-125195, 333-42628, 333-82602, 333-102774, 333-76919, 333-151782, 333-160689, and 333-160699 on Forms S-8 and No. 333-155567 on Form S-3 of Capital Bank Corporation of our report dated March 31, 2011 on the consolidated financial statements of TIB Financial Corp., which is also incorporated by reference in this Current Report on Form 8-K/A.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

September 16, 2011